Todd K. Morgan

1420 NW 23rd Avenue

Fort Lauderdale, Florida 33311

Phone: 623.551.4218 Fax: 208.692.4147

Mr. Randy Grinter, President and Board of Director

Information Architects, Inc.

1420 NW 23rd Avenue

Fort Lauderdale, FL 33311

March 20, 2007

Re: Formal Resignation

Dear Randy,

This letter is to serve as my official resignation effective immediately.

I am resigning as Chief Executive Officer and Board of Director from Information Architects, due to opportunities which have presented themselves elsewhere.

I appreciate the opportunity that IA has presented and believe that the company has many positive businesses on hand such as ClearCast Communications, and Anywhere Internet.

Sincerely,

BY: /S/ Todd K. Morgan
——————————————
Todd K, Morgan

CEO

Cc. Randy Grinter, President

Alfred Tracy, Director

James Parson, Corporate Attorney